Exhibit 99.1

NEWS RELEASE

Golden Queen ANNOUNCES third quarter 2017

financial and operating results

Golden queen initiates a US$25 million rights offering

GOLDEN QUEEN RESTRUCtures loan agreement

VANCOUVER, BRITISH COLUMBIA – November 14, 2017 - Golden Queen Mining Co. Ltd. (TSX:GQM | OTCQX:GQMNF) (“Golden Queen” or “the Company”) today announces its financial and operating results for the third quarter ended September 30, 2017, including total gold production of 12,275 ounces and revenue of US$16.5 million from its 50%-owned Soledad Mountain gold-silver mine (the “Mine”) located south of Mojave, California.

The Company’s financial results will be filed today on Form 10-Q with the securities regulatory agencies in Canada and the United States. All amounts herein are in US dollars and reflect 100% of the financial results of Golden Queen Mining Company, LLC (“GQM LLC”), the Company’s 50%-owned subsidiary that holds the Mine, unless otherwise stated.

OPERATIONAL HIGHLIGHTS

•	Third quarter gold production of 12,275 ounces
•	Third quarter silver production of 48,631 ounces
•	Average gold and silver grade placed this quarter was 0.013 ounces per ton gold and 0.180 ounces per ton silver

KEY METRICS

Mining(1)	Q3’17	Q3’16
Ore mined (‘000 tons)	928	808
Waste mined: ore mined ratio	4.3:1	2.2:1
Gold grade placed (oz/ton)	0.013	0.015
Silver grade placed (oz/ton)	0.180	0.362
Gold sold (oz)	12,255	8,715
Silver sold (oz)	47,977	97,430
Total cash costs ($/t placed) (2)	16.99	13.80
Apparent gold cumulative recovery(2) (%)	73.0	53.1
Apparent silver cumulative recovery(2) (%)	25.8	21.9

Financial(1)	Q3’17	Q3’16
Revenue ($000)	16,496	13,451
Income (loss) from mine operations ($000) General & administrative expenses ($000)	(1,839) (1,171)	2,108 (657)
Total other income (expenses) ($000) Net & comprehensive income (loss) ($000)	(214) (3,224)	2,140 3,591
Net & comprehensive income (loss) attributable to LTD ($000)	(1,889)	2,738
Average realized gold price(2) ($/oz sold)	1,280	1,329
Average realized silver price(2) ($/oz sold)	16.89	19.22

(1)	For accounting purposes, the transition to the production phase commenced on April 1, 2016. As such, comparative figures for certain measures or data are not available or are not meaningful.
(2)	Total cash costs, apparent cumulative recovery and All-in sustaining costs (see below) are financial performance measures with no standard meaning under General Accounting Accepted Principles in the US (“US GAAP”). See below in this news release for information on non-GAAP measures used in this news release.

FINANCIAL HIGHLIGHTS

•	Attributable net loss for the third quarter totaled $1.89 million, or $0.02 per share, on a basic and diluted basis
•	Revenue totaled $16.5 million in the third quarter
•	Gold sold in the third quarter totaled 12,255 ounces at an average realized gold price of $1,280 per ounce
•	Silver sold in the third quarter totaled 47,977 ounces at an average realized silver price of $16.89 per ounce
•	Cash balances as at September 30, 2017 totaled $4.7 million
•	Total cash costs net of by-product credits of $1,177 per ounce produced for the third quarter
•	All-in sustaining costs(2) of $1,502 net of by-product credits per ounce produced for the third quarter

During the third quarter ended September 30, 2017, the net loss attributable to the Company was $1.9 million (or $0.02 per basic share), compared to a net gain of $2.7 million (or $0.03 per basic share), for the corresponding period in 2016.

In accordance with US GAAP, the Company began to recognize revenues and expenses related to the sale of metals in the second quarter of 2016. The Company had revenues from operations during the three months ended September 30, 2016 in the amount of $13.5 million from the sales of 8,715 ounces of gold and 97,430 ounces of silver. The Company’s operational revenue during the three months ended September 30, 2016 was $13.5 million.

The Company had, on a consolidated basis, $17 million in current assets, including $4.7 million in cash, and a working capital deficit of $9.1 million as at September 30, 2017, compared with $24.9 million in assets, including $13.3 million in cash, and working capital of $8.2 million as at December 31, 2016.

The financial position and results for the quarter ended September 30, 2017 are summarized in the tables below and are presented on a 100% project ownership basis unless otherwise noted (the figures on the table are expressed in thousands of US dollars, except share amounts, unless otherwise noted):

Financial Position	Q3’17	Q2’17	2016
Cash	$4,683	$6,284	$13,301
Inventory	11,952	12,399	10,941
Property, plant, equipment and mineral interests	141,194	140,174	134,550
Total Assets	158,477	159,742	159,706
Working capital (deficit)	(9,088)	(3,898)	8,207
Current Liabilities	26,067	23,162	16,646
Long-term Liabilities	44,135	45,129	50,129
Shareholders’ Equity	62,654	65,295	66,711
Net income (loss) & comprehensive income (loss) attributable to Golden Queen	(1,889)	962	(7,429)
Basic and diluted income (loss) per share attributable to the Company	$(0.02)	$0.01	$(0.07)

MINING

The mine acquired a new shovel in August at a capital cost of $3.9 million The leach pad, phase 2 was completed during the quarter at a capital cost of $8.4 million, and ore leaching has commenced on the inaugural lift. The leaching performance is in line with the feasibility study with total apparent gold recovery to the end of the third quarter at 73%.

As previously reported, development of the East Pit has been accelerated to access higher-grade ore tons as soon as possible to compensate for the shortfall in ore supply and lower ore grades from the North-West and Main (phase 1) Pits. During the period of development of the East Pit, it is anticipated that gold production will be lower than plan. The transition to the East Pit will provide the majority of anticipated ore production for at least the next three years. Two additional trucks were recently acquired and are expected to be in service before the end of the year. There are an additional three trucks planned for purchase early next year.

Gold production commenced in April 2016. A total of 55,025 ounces of gold and 357,988 of silver have been produced as at September 30, 2017.

RIGHTS OFFERING

The Company has filed a preliminary prospectus with the securities regulatory authorities in the provinces of BC, Alberta and Ontario in connection with qualifying a US$25 million fully backstopped rights offering (the "Rights Offering"). Pursuant to the Rights Offering each holder of record of common shares of the Company (“Common Shares”), as of a record date to be determined (anticipated to be late November), will receive one right (a “Right”) for each Common Share held. The Rights may be exercised by the holders thereof to acquire Common Shares at an exercise price to be determined in accordance with Toronto Stock Exchange policies. The exercise period of the Rights will be up to 30 days from the date the Form S-3 to be filed in the United States is declared effective by the U.S. Securities and Exchange Commission (“SEC”).

Certain entities controlled by members of the Clay family (the “Guarantors”) have agreed, pursuant to a standby guarantee agreement (the “Standby Agreement”), to acquire any Common Shares available under the Rights Offering that are not otherwise subscribed for by the shareholders of the Company, such that the Company will receive not less than US$25 million in gross proceeds under the Rights Offering. The Guarantors and certain affiliated members of the Clay family have agreed to exercise all Rights received by them.

To subscribe for Common Shares, a completed rights certificate, together with payment in full of the Subscription Amount for each Right subscribed for, must be received by the subscription agent for the Rights Offering, Computershare Trust Company of Canada (the “Subscription Agent”), prior to the Rights Offering expiry date. The record date and the period during which Rights may be exercised under the Rights Offering will be determined at the time of filing a final short form prospectus. Holders of Common Shares that fully exercise their Rights will be entitled to subscribe for additional Common Shares, if available, that were not subscribed for by other holders of Rights (the “Additional Subscription Privilege”). The Rights will be exercisable for up to 30 days following the date a Form S-3 to be filed with the SEC is declared effective. The Rights Offering is subject to regulatory approval, including the approval of the Toronto Stock Exchange.

If a shareholder does not exercise all of its Rights pursuant to the Basic Subscription Right, the shareholder's equity in the Company will be diluted by the issuance of Common Shares upon the exercise of Rights by other shareholders.

The company anticipates registering the offer and sale of the shares issuable on exercise of the Rights on a Form S-3 registration statement under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”). Shareholders should review a copy of the registration statement which the company intends to file with the SEC and which, when filed, can be found on the SEC's website at www.sec.gov or available upon request to the Company at Corporate Secretary, Golden Queen Mining Company, #2300 – 1066 West Hastings Street, Vancouver, BC V6E 3X2, telephone: (778) 373-1557 or by email to info@goldenqueen.com.

The net proceeds of the Offering will be used to reduce the corporate debt, fund the Company’s 50% portion of costs required for the purchase of additional equipment for the mine and general corporate and working capital purposes.

Before a shareholder exercises their Rights, the shareholder should read the Prospectus (once filed) as well as the documents that are incorporated by reference therein, for further information about the Company and the Rights Offering. Shareholders may view these documents online by visiting SEDAR at www.sedar.com. Copies of these documents may also be obtained by contacting the information agent at the contacts provided above.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The securities referenced herein may not be offered or sold until such time as a registration statement under the U.S. Securities Act has been filed and brought effective, and, in the United States, such offering is made in accordance with any applicable state securities laws.

RESTRUCTURING OF THE NOVEMBER 2016 LOAN AGREEMENT

The Company and certain lenders that are associated with the Clay family entered into an amended and restated loan agreement in November of 2016 relating to a term loan facility in the principal amount US$31 million. The Company and the lenders have entered into a letter of intent to amend certain repayment terms under the loan agreement. The amendment would reduce quarterly principal payments due on April 1, July 1, and October 1 of 2018, and January 1 of 2019 from US$2.5 million to US$1.0 million.  The letter of intent also provides for an extension of all payments that are due on January 1, 2018 to the earlier of the date of completion of the Offering or February 15, 2018.  As part of the restructuring of the debt the interest rate will be increased from 8% to 10% commencing January 1, 2018, and the Company agreed to pay a restructuring fee of US$400,000 to the lenders.  The transactions contemplated in the letter of intent are subject to the parties entering into a formal amendment agreement.

About Golden Queen Mining Co. Ltd.:

Golden Queen is a gold and silver producer holding a 50% interest in an open pit, heap leach mining operation on the Soledad Mountain property, located just outside the town of Mojave in Kern County in southern California. The mine also produces aggregate rock.

Technical Information:

The scientific and technical content of this news release was reviewed, verified, and approved by Peter A. Herrera, CPG; a qualified person as defined by Canadian Securities Administrators National Instrument 43-101 “Standards of Disclosure for Mineral Projects.

For further information, please contact:

Brenda Dayton

Telephone: 778.373.1557

Email:  bdayton@goldenqueen.com

Caution With Respect To Forward-looking Statements: This news release contains forward-looking information and statements within the meaning of applicable Canadian and United States securities laws (herein referred to as "forward-looking statements") that involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. All information and statements in this news release that are not statements of historical fact may be forward-looking statements, including references to the mining operation and future production results, grade and quantities or ore, operating costs, and plant capacity. Such statements or information are only intentions and expectations of management and reflect the current beliefs of management and are based on information currently available to management. In addition, results of operations can vary significantly and past results may not necessarily be consistent with future results. Actual results and events may differ materially from those contemplated by these forward-looking statements due to these statements being subject to a number of risks and uncertainties. Undue reliance should not be placed on these forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature forward-looking statements involve assumptions and known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions and other forward-looking statements will not occur. A number of factors could cause actual results to differ materially from the those expressed or implied by the forward-looking statements, including, but not limited to, unexpected regulatory issues, and changes in the general economic and business conditions pertaining to Golden Queen’s operations. Should any risks or uncertainties that face Golden Queen and its subsidiaries materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results or achievements could vary materially from those expressed or implied by the forward-looking statements contained in this news release. Readers are cautioned that the foregoing list of risks is not exhaustive. Additional information on these and other factors that could affect the operations or financial results of Golden Queen and its subsidiaries are included in, Golden Queen’s short form prospectus, and Golden Queen's annual financial statements and Management’s Discussion and Analysis for the year ended December 31, 2016, and subsequent quarterly periods, each of which has been filed under the Company’s profile on SEDAR (www.sedar.com) or with the SEC (www.sec.gov). Any forward-looking statement herein contained is made as of the date of this news release and Golden Queen does not assume any obligation to update or revise them to reflect new information, events or circumstances, except as required by law.

Non-GAAP Financial Performance Measures

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meaning prescribed by generally accepted accounting principles. These measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

Total Cash Costs and Apparent Cumulative Recovery

Total cash costs are derived from amounts included in the statement of operations and include direct mining costs and site general and administrative costs. The direct mining costs shown on the table below include mine site operating costs such as mining, processing, smelting, refining, third party transportation costs, advanced minimum royalties and production costs less silver metals revenues. Management has determined that silver metals revenues when compared with gold metals revenues, are immaterial and therefore are considered a by-product of the production of gold.

The table below shows a reconciliation of total cash costs per gold ounce and cash costs per gold ounce on a by-product basis (expressed in thousands of US dollars except ounce and per ounce amounts):

Total Cash Cost	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Mining	$7,178	$6,583	$5,624	$4,933
Processing	5,055	4,797	4,379	4,243
Indirect mining costs	2,189	1,795	1,880	1,901
Inventory changes & others	982	192	(322)	(2,181)
Cost of sales	15,404	13,367	11,561	8,896
Site general & administrative	830	658	838	776
Cash costs before by-product credit	16,234	14,025	12,399	9,672
Divided by gold produced (oz)	12,275	12,632	11,406	7,779
Cash costs per ounce of gold produced ($/oz)	1,323	1,110	1,087	1,243
Less: by-product silver credits per ounce ($/oz)	(66)	(72)	(98)	(148)
Total cash cost per ounce of gold Produced on a by-product basis ($/oz)	$1,257	$1,038	$989	$1,096
Ore placed (tons)	897,549	1,026,332	791,232	894,754
Total cash costs ($/t placed)	16.99	13.48	16.08	13.25
Crusher mechanical availability	74%	81%	63%	70%
Apparent cumulative recovery(1) gold	73%	68%	64.2%	59.7%
Apparent cumulative recovery(1) silver	25.8%	25.3%	25.3%	24.0%

(1)	Note: Apparent cumulative recovery is the ratio of metal produced since beginning of leaching over total metal contained in ore loaded to pad since the commencement of operation.

All-in Sustaining Costs

Golden Queen defines all-in sustaining costs as the sum of direct mining costs (as defined under total cash costs), site and corporate general and administrative costs, share based payments, reclamation liability accretion and capital expenditures that are sustaining in nature. Adoption of the standard is voluntary and the cost measures presented may not be comparable to other similarly titled measures of other companies. Other companies may calculate these measures differently.

The table below shows a reconciliation of cash costs per gold ounce on a by-product basis and all-in sustaining costs per ounce (expressed in thousands of US dollars except ounce and per ounce amounts):

All in Sustaining Costs	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Cash costs before by-product credits	$16,234	$14,025	$12,399	$9,672
Silver by-product	(810)	(915)	(1,092)	(1,150)
Total cash cost after by-product	15,424	13,110	11,307	8,522
Corporate general & administrative expenses	341	54	578	311
Share based payments	48	51	34	17
Accretion expense	94	32	31	23
Sustaining capital	3,990	4,781	7,288	2,648
All-in sustaining costs	19,896	18,028	19,237	11,521
Divided by gold produced (oz)	12,275	12,632	11,406	7,779
All-in sustain costs per gold ounce on a by-product basis	$1,621	$1,427	$1,724	$1,481